Exhibit 99.1

DUBAI MERCANTILE EXCHANGE LEADERSHIP NAMED

New York, N.Y., September 28, 2005 -- The Dubai Mercantile Exchange (DME), the joint venture between the New York Mercantile Exchange and Dubai Holding, announced today the appointment of Ahmad Sharaf as chairman and Gordon Rutledge as chief operating officer.  Mr. Rutledge will also serve as interim chief executive officer until a permanent replacement is named.

NYMEX Chairman Mitchell Steinhause said, "Creating a futures exchange and a regional benchmark contract is an exciting and challenging project.  We are very pleased to have Ahmad, with his vast industry experience, leading the charge. In addition, Gordon's time on the NYMEX board of directors and his vast experience in the energy futures markets, specifically as a floor broker, give him the skills and expertise we need to help lead this exciting new venture."

Mr. Sharaf currently serves as chief executive officer of Dubai Energy, a subsidiary of Dubai Holding that invests in the energy sector.  His career began with Dubai Petroleum Co. and continued in ConocoPhillips where he was vice president of business development (Middle East) and country manager for Saudi Arabia.

Mr. Sharaf has also held various senior technical and commercial responsibilities in the Middle East and internationally. Academically, Mr. Sharaf earned a masters degree in business administration from Duke University's Fuqua School of Business. He also has holds a masters of science and a bachelor of science degrees in petroleum engineering from the Colorado School of Mines.

Mr. Rutledge, throughout his nearly 30-year career in the commodities markets, has worked as a commodity newswire editor, a technical analyst, and a floor analyst for Merrill Lynch.  He joined the Exchange in 1981, and in August 1991, Mr. Rutledge and his business partner founded Onyx Brokerage, a successful boutique brokerage firm that they continue to run today.

He served on the board of directors of NYMEX Holdings, Inc., since 2001. Mr. Rutledge has served as chairman of the control, floor broker advisory, and membership committees. He is on the Exchange political action committee board and is active in communicating the Exchange's positions on matters of importance to the appropriate legislative and regulatory bodies.  He serves on the compliance review, NYMEX miNYsm, electricity, and ad-hoc security committees.  Mr. Rutledge resigned from the NYMEX Holdings, Inc., board of directors on Monday, to accept the DME position.

Mr. Rutledge has a bachelor of arts cum laude from Harvard University. He resides in New Jersey with his wife and children.

"Dubai Holding and NYMEX successfully established strong foundations to consolidate this project," said Mr. Sharaf. "As DME leader, Gordon will play a vital role in the team contributing with his vast working relationship with NYMEX and knowledge of the of the committee structures. He will contribute to the success of the project, and we look forward to have him working with us in Dubai."

The DME board of directors will meet in Dubai on October 1.

###

Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.

Dubai Mercantile Exchange's (DME) establishment of an exchange inside the Dubai International Financial Centre (DIFC) is subject to regulatory approval from the Dubai Financial Services Authority (DFSA) and it being granted an Authorised Market Institution licence to operate inside the DIFC.  Furthermore, all clearing and settlement services to be provided by the New York Mercantile Exchange to DME are subject to the New York Mercantile Exchange becoming recognised by the DFSA to operate a remote clearing house in the DIFC and subject to the review and/or approval of the Commodity Futures Trading Commission."